UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NUVATION BIO INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INVITATION TO 2024 ANNUAL MEETING OF STOCKHOLDERS

DATE: Wednesday, July 10, 2024

TIME: 11:00 a.m. EDT

PLACE: Live audio webcast at www.virtualshareholdermeeting.com/NUVB2024
[ ], 2024
Dear Stockholders:
Please join me at the Annual Meeting of Stockholders (Annual Meeting) of Nuvation Bio Inc. (we, us, Nuvation Bio or the Company) on July 10, 2024 at 11:00 a.m. EDT. At the Annual Meeting, we will ask you to (i) elect the Board of Directors’ nominees Min Cui, Ph.D. and W. Anthony Vernon as directors of the Company to serve until the 2027 Annual Meeting and their successors are duly elected and qualified, (ii) ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, (iv) approve the issuance of the Company’s Class A Common Stock (Class A Stock) upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock (Series A Preferred Stock), (v) approve an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, and (vi) conduct any other business properly brought before the Annual Meeting.
It is important that your shares be represented at the Annual Meeting. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.
Sincerely yours,

David Hung, M.D.
President and Chief Executive Officer

NUVATION BIO INC.
1500 Broadway, Suite 1401
New York, New York 10036
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 10, 2024
To the Stockholders of Nuvation Bio Inc.:
The Annual Meeting of stockholders of Nuvation Bio Inc. will be held via a live audio webcast at www.virtualshareholdermeeting.com/NUVB2024, on Wednesday, July 10, 2024, at 11:00 a.m. (Eastern Time), for the following purposes:
1.
To elect the two nominees for director named in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement) to serve until the 2027 Annual Meeting and their successors are duly elected and qualified. Holders of Class A Stock will elect one director and holders of Class B Stock will elect one director.

Holders of Class A Stock and holders of Class B Stock will vote together as one class on all other proposals.
2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.
4.	To approve the issuance of Class A Stock upon conversion of Series A Preferred Stock.
5.	To approve an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.
6.	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement.
This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/NUVB2024 and entering the 16-digit Control Number included in your proxy card or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the Proxy Statement. You may login beginning at 10:45 a.m. (Eastern Time), on Wednesday, July 10, 2024.
The record date for the Annual Meeting is May 31, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,

Stephen Dang
Vice President, Legal and Secretary

New York, New York

[ ], 2024

IMPORTANT
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING ONLINE. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE ONLINE IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.
THANK YOU FOR ACTING PROMPTLY.

i

NUVATION BIO INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 10, 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of Nuvation Bio Inc. (the Board) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about [ ], 2024 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/NUVB2024. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/NUVB2024.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on May 31, 2024, the record date. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/NUVB2024 and enter the 16-digit Control Number found next to the label “Control Number” on your proxy card or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the Annual Meeting if you have questions about obtaining your proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on July 10, 2024.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/NUVB2024 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/NUVB2024. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose. To access the list of record stockholders beginning June 30, 2204 and until the meeting, stockholders should email ir@nuvationbio.com.
Where can we get technical assistance?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

For the Annual Meeting, how do we ask questions of management and the Board?
Stockholders may submit questions that are relevant to one of the matters in the agenda to be voted on by the stockholders at the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/NUVB2024.
If I miss the Annual Meeting, will there be a copy posted online?
Yes, a replay of the Annual Meeting webcast will be available at our Investors website at investors.nuvationbio.com/investors and remain for at least one year.
Who can vote at the Annual Meeting?
Holders of record of Class A Stock and holders of record of Nuvation Bio’s Class B Common Stock (Class B Stock and together with the Class A Stock, the Common Stock) at the close of business on May 31, 2024 will be entitled to vote at the Annual Meeting. On that date, [ ] shares of Class A Stock and 1,000,000 shares of Class B Stock were issued and outstanding. Neither class of Common Stock has cumulative voting rights.
Each share of Class A Stock and each share of Class B Stock is entitled to one vote on every matter submitted to the applicable stockholders at the Annual Meeting.
Of the shares of our Common Stock issued and outstanding and entitled to vote, 27,646,255 shares of Class A Stock were issued in the Merger (as described in “Proposal 4 – Description of the Acquisition of AnHeart Therapeutics, Ltd.” below) and are not entitled to vote on Proposal 4 for purposes of the listing rules of the NYSE. We anticipate that these 27,646,255 shares of Class A Stock will be voted in favor of Proposal 4 for purposes of adopting the proposal under Delaware law. However, to comply with NYSE rules, we will instruct the inspector of elections to conduct a separate tabulation that subtracts 27,646,255 shares from the total number of shares voted in favor of Proposal 4 to determine whether that proposal has been adopted in accordance with applicable NYSE rules.
Stockholder of Record: Shares Registered in Your Name
If on May 31, 2024 your shares were registered directly in your name with Nuvation Bio’s transfer agent, Continental Stock Transfer & Trust Company (Continental), then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on May 31, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.
You are also invited to attend the Annual Meeting. You may vote prior to the meeting by logging in with the Control Number on your voting instruction form at www.proxyvote.com. You may access the meeting and vote by logging in with your Control Number at www.virtualshareholdermeeting.com/NUVB2024.
What am I voting on?
There are five matters scheduled for a vote:
•	Proposal 1, to elect the two nominees for director named in Proposal 1;
•	Proposal 2, to ratify the selection by the Audit Committee of the Board of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•	Proposal 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers;
•	Proposal 4, to approve the conversion of Series A Preferred Stock to Class A Stock; and
•	Proposal 5, to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if a majority of the outstanding shares of Class A Stock and a majority of the shares of Class B Stock are present virtually at the Annual Meeting or represented by proxy. At the close of business on the record date for the Annual Meeting, there were [ ] shares of Class A Stock and 1,000,000 shares of Class B Stock outstanding and entitled to vote. Thus [ ] shares of Class A Stock and 500,001 shares of Class B Stock must be present at the Annual Meeting or represented by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present at the meeting or represented by proxy may adjourn the Annual Meeting to another date.
A majority of the votes entitled to be cast on Proposal 1, the election of directors, by each of the Class A Stock and Class B Stock separately constitutes a quorum of Class A Stock and Class B Stock, respectively, for action on Proposal 1. The holders of Class A Stock and the holders of Class B Stock will vote separately on Proposal 1. Under our Certificate of Incorporation, the holders of Class B Stock are entitled to elect three members of the full Board plus at least 50% of all members of the full Board in excess of seven, and the holders of Class A Stock are entitled to elect the remaining directors. Under this formula, since there are currently nine members of the full Board, the holders of Class A Stock, voting separately, are entitled to elect five members of the full Board, and the holders of Class B Stock, voting separately, are entitled to elect four members of the full Board. Of the two Board seats to be filled at the Annual Meeting, the holders of Class A Stock, voting separately, will fill the seat currently occupied by Min Cui, Ph.D., and the holders of Class B Stock, voting separately, will fill the seat currently occupied by W. Anthony Vernon. Under our amended and restated bylaws (Bylaws), if a quorum of each class of Common Stock is present at the meeting, the director nominee to be elected by the holders of Class A Stock who receives the greatest number of votes cast by holders of Class A Stock and the director nominee to be elected by the holders of Class B Stock who receives the greatest number of votes cast by holders of Class B Stock will be elected directors.
A majority of the votes entitled to be cast on Proposals 2, 3, 4 and 5 by both Class A Stock and Class B Stock together constitutes a quorum for action on those proposals. Holders of Class A Stock and holders of Class B Stock will vote together as one class on Proposals 2, 3, 4 and 5.
Am I a stockholder of record?
If at the close of business on May 31, 2024, your shares were registered directly in your name with our transfer agent, Continental, then you are a stockholder of record.
What if my Nuvation Bio shares are not registered directly in my name but are held in street name?
If at the close of business on May 31, 2024, your shares were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote the shares in your account.
If your shares are held in “street name” through a broker, certain rules applicable to brokers will affect how your shares are voted. If you do not provide your broker with instructions on how to vote your shares, your broker may not vote your shares except in connection with routine matters. The election of directors, approval on an advisory basis of executive officer compensation, and approval of the conversion of Series A Preferred Stock to Class A Stock are each not considered to be routine matters, and your broker will not be able to vote on any of those proposals without your instructions. Accordingly, if your broker sends a request for instructions on how to vote, you are requested to provide those instructions to your broker so that your vote can be counted. If you do not instruct your broker as to how to vote your shares with respect to the ratification of our independent registered public accounting firm and/or adjournment of the Annual Meeting if appropriate to solicit additional proxies, these are both routine matters and your broker will be able to vote your shares with respect to these matters.

How do I vote?
With respect to the election of directors by the class of stock you hold, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With respect to each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
•
To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/NUVB2024. You will need to enter the 16-digit Control Number found on your proxy card, or notice you receive or in the email sending you the Proxy Statement.

•
To vote prior to the Annual Meeting (until 11:59 p.m. (Eastern Time) on July 9, 2024), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning your proxy card or voting instruction form, as described below.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on July 9, 2024 to be counted.

•
To vote through the internet prior to the meeting, go to www.proxyvote.com/ and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. (Eastern Time) on July 9, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Nuvation Bio. To vote prior to the meeting, simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. You may access and vote at the meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/NUVB2024.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our Common Stock that you owned as of the close of business on May 31, 2024.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (NYSE) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1, Proposal 3 or Proposal 4 without your instructions, but your shares may be voted by your broker or nominee in its discretion on Proposal 2 or Proposal 5 even in the absence of your instruction.
How many votes are needed to approve each proposal?
The requisite number of votes to approve Proposal 1, the election of the nominees for director named therein, Proposal 2, the ratification of the selection of KPMG LLP as our independent registered public accounting firm, Proposal 3, the approval, on an advisory basis, of the compensation of the Company’s named executive officers, Proposal 4, the conversion of Series A Preferred Stock to Class A Stock, and Proposal 5, the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, are as follows:
•
For the election of directors, the nominee to be elected by the holders of Class A Stock receiving the most “For” votes from the holders of shares of Class A Stock present virtually or represented by proxy and entitled to vote on the election of directors and the nominee to be elected by the holders of Class B Stock receiving the most “For” votes from the holders of shares of Class B Stock present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome;

•
To be approved, Proposal 2, the ratification of the selection of KPMG LLP, must receive a “For” vote from a majority of the shares present virtually or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote;

•
To be approved, Proposal 3, the advisory vote on executive compensation, must receive a “For” vote from a majority of the shares present virtually or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote;

•
To be approved, Proposal 4, the conversion of Series A Preferred Stock to Class A Stock, must receive a “For” vote from a majority of the shares present virtually or represented by proxy, subject to the separate tabulation of votes described in “Who can vote at the Annual Meeting?” set forth above. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote; and

•
To be approved, Proposal 5, the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, must receive a “For” vote from a majority of the shares present virtually or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For” and “Withhold” and broker non-votes; with respect to the proposal to ratify the selection of KPMG LLP, votes “For” and “Against,” abstentions and broker non-votes, if applicable; with respect to the proposal regarding advisory approval of executive compensation, votes “For” and “Against,” abstentions and broker non-votes, if applicable, with respect to the proposal to convert Series A Preferred Stock to Class A Stock, votes “For” and “Against,” abstentions and broker non-votes, if applicable, and with respect to the proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies, votes “For” and “Against,” abstentions and broker non-votes, if applicable.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, which generally apply to all brokers, banks or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Both Proposal 2, ratification of the selection of our independent registered public accounting firm, and Proposal 5, adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, are considered “routine” matters for this purpose, and brokers, banks or other nominees will generally have discretionary voting power only with respect to those proposals.
What is the effect of abstentions and broker non-votes?
Abstentions
Under Delaware law (under which Nuvation Bio is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors and unless otherwise required by our certificate incorporation, applicable laws, regulations or stock exchange rules) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal 2, ratification of the selection of KPMG as our independent registered public accounting firm, Proposal 3, advisory vote on executive compensation, Proposal 4, conversion of Series A Preferred Stock to Class A Stock, and Proposal 5, adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.
Broker Non-Votes
The “non-routine” matters on the agenda for the Annual Meeting for which brokers, banks and other nominees will not be able to vote uninstructed shares include Proposal 1, election of directors, Proposal 3, advisory vote on executive compensation, and Proposal 4, conversion of Series A Preferred Stock to Class A Stock. Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be votes cast, they will have no effect on the outcome of the vote on: Proposal 1, election of directors, Proposal 3, advisory vote on executive compensation, and Proposal 4, conversion of Series A Preferred Stock to Class A Stock. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on these proposals, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Both Proposal 2, ratification of the selection of KPMG as our independent registered public accounting firm, and Proposal 5, adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, are considered “routine” matters. Therefore, your broker, bank or other nominee will be able to vote on those proposals even if it does not receive instructions from you, so long as it holds your shares in its name.
What if I vote by proxy but do not make specific choices?
If you complete the proxy voting procedures but do not specify how you want to vote your shares, your shares will be voted “For” Proposal 1, the election of all nominees for director named therein, “For” Proposal 2, the ratification of the selection of KPMG LLP, “For” Proposal 3, advisory approval of the compensation of the Company’s named executive officers, “For” Proposal 4, conversion of Series A Preferred Stock to Class A Stock, and “For” Proposal 5, adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies. Your proxy will vote your shares using his or her best judgment with respect to any other matters properly presented for a vote at the meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may send a written notice that you are revoking your proxy to our Secretary (Nuvation Bio Inc., Attn: Investor Relations, 1500 Broadway, Suite 1401, New York, New York, 10036).
•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.
•	You may attend the Annual Meeting and vote virtually. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
•	If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
What does it mean if I receive more than one set of proxy materials?
If you received more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K filed with the SEC after the Annual Meeting.
When are stockholder proposals and director nominations due for the next Annual Meeting?
To be considered for inclusion in the proxy materials for our 2025 Annual Meeting, your proposal must be submitted in writing to our Secretary (Nuvation Bio Inc., Attn: Investor Relations, 1500 Broadway, Suite 1401, New York, New York, 10036) by [ ]. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for our 2025 Annual Meeting must do so no earlier than the close of business on March 12, 2025 and no later than the close of business on April 11, 2025; provided, however, that, in the event that the date of the 2025 Annual Meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the Annual Meeting, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2025 Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the 2025 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Whom should I contact if I have additional questions or would like additional copies of the proxy materials?
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:
Nuvation Bio Inc.
Attn: Investor Relations
1500 Broadway, Suite 1401
New York, New York 10036
Explanatory Note
We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. We are therefore permitted to take advantage of certain reduced public company reporting requirements. We provide in this proxy statement the scaled disclosure permitted under the U.S. federal securities laws, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).

PROPOSAL 1 – ELECTION OF DIRECTORS
Nuvation Bio’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons appointed by a majority of the remaining directors or, for certain vacancies, by persons elected by the holders of Class B Stock or appointed by a majority of the directors elected by the holders of Class B Stock. A director appointed to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has nine members. There are three directors in Class III, the class whose term of office expires in 2024. One of these directors, Daniel G. Welch, who serves as Chair of the Board, is not standing for reelection and will retire from the Board effective as of the date of the Annual Meeting. The Board has approved a reduction in the number of authorized directors from nine to eight and a reduction in the number of directors in Class III from three to two, in each case effective immediately prior to the cessation of Mr. Welch’s service as a director. [The Board has also appointed David Hung, M.D. as its Chair and Robert B. Bazemore, Jr. as its Lead Independent Director, in each case effective upon Mr. Welch’s retirement.]
Each of the nominees is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2027 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Biographical information about each of the nominees and a discussion of the qualifications, attributes and skills of each nominee is contained in the following section.
Dr. Cui is nominated by the Board for election by the holders of Class A Stock. Mr. Vernon is nominated by the Board for election by the holders of Class B. Stock.
It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of the directors attended the 2023 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote for the election of such directors. Accordingly, the nominee to be elected by the holders of Class A Stock receiving the most “For” votes from the holders of shares of Class A Stock present virtually or represented by proxy and entitled to vote on the election of directors and the nominee to be elected by the holders of Class B Stock receiving the most “For” votes from the holders of shares of Class B Stock present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Nominees for Election for a Three-year Term Expiring at the 2027 Annual Meeting
Name	Age	Position(s)
Min Cui, Ph.D.	55	Director
W. Anthony Vernon(1)(2)	68	Director
(1)	Member of the compensation committee.
(2)	Member of the nominating and corporate governance committee.
Nominee for Election by Holders of Class A Stock
Min Cui, Ph.D. has served as a member of our Board since his appointment in April 2024 in connection with the Company’s acquisition of AnHeart Therapeutics, Ltd. Dr. Cui founded Decheng Capital LLC in 2011, where he has served as Managing Director since the firm’s formation. From 2006 to 2011, Dr. Cui served as a principal at Bay City Capital, a venture capital firm. Prior to that, Dr. Cui served as Director of Strategic Investment for the Southern Research Institute, a not-for-profit organization concentrating on drug research and development. Prior to that, Dr. Cui co-founded Pan Pacific Pharmaceuticals, a U.S. biotech company, and Hucon Biopharmaceuticals, a PRC pharmaceutical company. He served as the Chief Scientific Officer and Executive Vice President of Pan Pacific Pharmaceuticals from 1998 to 2002 and Chief Executive Officer and President of Hucon Biopharmaceuticals from

2003 to 2005, respectively. Dr. Cui serves on the board of directors of Alpine Immune Sciences Inc., a publicly traded clinical stage biopharmaceutical company. Dr. Cui also currently serves on the boards of directors of several privately held biotechnology and medical technology companies, including Accuragen, Inc., Nanjing Bioheng Biotech Co., Ltd., EpimAb Biotherapeutics, Inc., Harton, Inc., ImmPACT Bio USA, Inc., Mammoth Biosciences, Inc., Mirvie, Inc., Shape Therapeutics Inc. and VintaBio, Inc. Dr. Cui previously served on the board of directors of other biotechnology and medical technology companies, including ARMO BioSciences (acquired by Eli Lilly & Co), Cirina, Ltd. (acquired by GRAIL, Inc.), Cue Health Inc., GeneWEAVE Biosciences, Inc. (acquired by Roche Molecular Systems Inc.), GenturaDx Inc. (acquired by Luminex Corporation), GRAIL (acquired by Illumina, Inc.), Ion Torrent Systems Inc. (acquired by Life Technologies Corporation), Sino MedicalDevice Technology Co., Ltd. and Velos Biopharma (acquired by Merck & Co.). Dr. Cui received his B.S. and M.S. in Molecular Biology from Peking University, and his Ph.D. in Cancer Biology from Stanford University. Dr. Cui is currently on the board of trustees at Western University of Health Sciences.
We believe that Dr. Cui’s experience serving on the boards of directors of public and private companies in the pharmaceutical/biotechnology sector, his experience as an executive, as well as his role as founder and Manager Partner of Decheng Capital, qualify him to serve as a member of our Board.
Nominee for Election by Holders of Class B Stock
W. Anthony Vernon has served as a member of our Board since June 2019 and serves as the Chair of the Compensation Committee. Mr. Vernon served as senior advisor to Kraft Foods Group, Inc. from January 2015 through May 2015, and Chief Executive Officer for Kraft Foods Group, Inc. from October 2012 to December 2014. Mr. Vernon previously served as Executive Vice President and President at Kraft Foods of North America from 2009 to October 2012. From 2006 to 2009, Mr. Vernon was the Healthcare Industry Partner at Ripplewood Holdings, Inc., a private equity firm. Mr. Vernon previously led a number of Johnson & Johnson’s largest franchises during a 23-year career at Johnson & Johnson, a public company engaged in the research and development, manufacture and sale of products in the healthcare field. From 2004 until 2005, Mr. Vernon was employed as Company Group Chairman of Depuy Inc., an orthopedics company, which is a subsidiary of Johnson & Johnson. From 2001 until 2004, Mr. Vernon served as President and Chief Executive Officer of Centocor, Inc., a biomedicines company, a division of Johnson & Johnson. He has also served as President of McNeil Consumer Products and Nutritionals, Worldwide President of The Johnson & Johnson-Merck Joint Venture and as a member of Johnson & Johnson’s Group Operating Committees for Consumer Healthcare and Nutritionals, Biopharmaceuticals, and Medical Devices and Diagnostics. Mr. Vernon serves on the boards of directors of NovoCure Ltd., a public medical device company, since 2006, Intersect ENT, Inc., a public medical device company, since 2015 and McCormick & Co., a global food company, since 2017. He formerly served as a director of Medivation, Inc. and Kraft Foods Group, Inc. Mr. Vernon received a B.A. from Lawrence University and an MBA from the Northwestern University Kellogg Graduate School of Management.
We believe that Mr. Vernon’s business and investment experience, as an executive in various industries and as the former chief executive officer of a global Fortune 500 company, qualify him to serve as a member of our Board.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF CLASS A STOCK
VOTE “FOR” THE NAMED NOMINEE.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF CLASS B STOCK
VOTE “FOR” THE NAMED NOMINEE.

Directors Continuing in Office Until the 2025 Annual Meeting
Name	Age	Position(s)
Kathryn E. Falberg(1)	63	Director
David Hung, M.D.	66	President, Chief Executive Officer and Director
Junyuan Jerry Wang, Ph.D.	52	Chief Executive Officer of AnHeart Therapeutics and Director
(1)	Member of the audit committee.
Kathryn E. Falberg has served as a member of our Board since October 2020 and serves as the Chair of the Audit Committee. Ms. Falberg served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, a public biopharmaceutical company, from March 2012 to March 2014 after serving as Senior Vice President and Chief Financial Officer since December 2009. From 1995 to 2001, Ms. Falberg served as Senior Vice President, Finance and Strategy and Chief Financial Officer at Amgen Inc., and prior to that as Vice President Chief Accounting Officer, and Vice President, Treasurer. Ms. Falberg also serves as a member of the boards of directors for the public biopharmaceutical companies, Arcus Biosciences, Inc. and Tricida, Inc., as well as The Trade Desk, Inc., a public technology company. She previously served on the boards of directors of biotechnology companies Medivation, Inc. from February 2013 to September 2016, Aimmune Therapeutics Inc. from May 2015 to October 2020, Axovant Sciences Ltd. from April 2017 to February 2018 and UroGen Pharma from April 2017 to June 2022. Ms. Falberg received a B.A. in Economics and an MBA in Finance from the University of California, Los Angeles.
We believe that Ms. Falberg’s experience in the biopharmaceutical industry qualifies her to serve as a member of our Board.
David Hung, M.D. is our founder and has served as our President, Chief Executive Officer and member of the Board since inception (April 2018). Dr. Hung founded Medivation, Inc. in 2003, which developed oncology drugs Xtandi®, which was taken from first in vitro laboratory experiment to FDA approval in seven years and approved in 60+ countries, and talazoparib (now marketed as Talzenna®), a potentially best-in-class PARP inhibitor, and was sold to Pfizer Inc. in 2016 for $14.3 billion. Between Medivation and founding Nuvation Bio, Dr. Hung served for 10 months as Chief Executive Officer at Axovant Sciences before tendering his resignation. Prior to founding Medivation, he served as President and Chief Executive Officer of ProDuct Health, Inc., a medical device company founded in 1998 that developed, manufactured and commercialized a breast microcatheter for breast cancer risk assessment and which was acquired in 2001 for $168 million by Cytyc Corporation. Dr. Hung received an A.B. in Biology from Harvard College and an M.D. from the University of California, San Francisco, School of Medicine. He completed simultaneous clinical fellowships in hematology, oncology and transfusion medicine as well as two basic science research fellowships in molecular biology at the University of California, San Francisco, School of Medicine.
We believe that Dr. Hung is qualified to serve on our Board because of his deep knowledge of our company, history leading life sciences companies and his industry experience.
Junyuan Jerry Wang, Ph.D. has served as a member of our Board since his appointment in April 2024 in connection with the Company’s acquisition of AnHeart Therapeutics, Ltd. Dr. Wang co-founded AnHeart in 2018, where he has served as Chief Executive Officer since AnHeart’s formation and leads the in-license and development of taletrectinib and safusidenib. From June 2014 to September 2018, Dr. Wang was the Head of Global Biostatistics, EPI, and Medical Writing (GBEM) China at Merck Serono. Prior to that, from September 2011 to June 2014, he served as Director of Biostatistics at Bristol Myers Squibb. Prior to that, Dr. Wang served as Director of Biostatistics at Pfizer from October 2007 to September 2011. Prior to that, from January 2006 to October 2007, Dr. Wang served as Director of Biostatistics for The Medicines Company. Prior to that, he served as a senior biometrician at Merck and Co. Dr. Wang made key contributions to the successful NDAs of Bosulif and Eliquis, and the latter became a multi-billion blockbuster drug. He has extensive experience with global health authorities including FDA, EMA, PMDA, and NMPA. He also previously served in leadership roles for professional societies and on the programming committee of leading scientific conferences. Dr. Wang earned his B.S. in Mathematics from the University of Science and Technology of China and his Ph.D. in Statistics from Iowa State University.
We believe that Dr. Wang’s experience in the biopharmaceutical industry qualifies him to serve as a member of our Board.

Dr. Hung, as the sole holder of Class B Stock, has agreed with Dr. Wang that he will vote his shares so as to ensure that Dr. Wang is nominated and elected to, and not removed from (other than for cause), our Board prior to April 9, 2026, so long as Dr. Wang continues to be employed by and provide services to us, other than as a director.
Directors Continuing in Office Until the 2026 Annual Meeting
Name	Age	Position(s)
Robert B. Bazemore, Jr.(1)(2)	56	Director
Kim Blickenstaff(3)	71	Director
Robert Mashal, M.D.	64	Director
(1)	Member of the compensation committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the audit committee.
Robert B. Bazemore Jr. has served as a member of our Board since July 2020. From September 2015 to August 2021, Mr. Bazemore served as the President, Chief Executive Officer and member of the board of directors of Epizyme, Inc., a biopharmaceutical company, developing and launching TAZVERIK® for patients with Follicular Lymphoma and Sarcoma. Prior to that, from September 2014 to June 2015, Mr. Bazemore served as the Chief Operating Officer of Synageva BioPharma Corp., a biopharmaceutical company, where he established the company’s global commercial and medical organization, through the company’s acquisition by Alexion Pharmaceuticals, Inc. Prior to joining Synageva, Mr. Bazemore served in increasing levels of responsibility at Johnson & Johnson, a healthcare company, including Vice President of Centocor Ortho Biotech Sales & Marketing from 2008 to 2010, President of Janssen Biotech from 2010 to 2013, where he led the successful launches of numerous products and indications, including the US launches of the oncology therapies ZYTIGA® and IBRUVICA®, and Vice President of Global Surgery at Ethicon from 2013 to 2014. Prior to Johnson & Johnson, Mr. Bazemore worked at Merck & Co., Inc. from 1991 to 2013, where he served in a variety of roles in medical affairs, sales and marketing, including supporting the launch of SINGULAIR® in the U.S. Mr. Bazemore also serves on the board of directors of Ardelyx, Inc., a public biopharmaceutical company, since June 2016. Mr. Bazemore received a B.S. in Biochemistry from the University of Georgia.
We believe that Mr. Bazemore’s extensive experience in the pharmaceutical industry, his experience as an executive, and his past service on the board of directors of a life sciences industry group, qualify him to serve as a member of our Board.
Kim Blickenstaff has served as a member of our Board since August 2019. From September 2007 to March 2019, Mr. Blickenstaff served as the President and Chief Executive Officer of Tandem Diabetes Care, Inc., a medical device manufacturer. Mr. Blickenstaff has served on Tandem’s board of directors since September 2007, serving as the Executive Chairman of the Tandem board of directors since March 2019 and the Chairman of the Tandem board of directors since March 2020. Mr. Blickenstaff served as Chairman and Chief Executive Officer of Biosite Incorporated, or Biosite, a provider of medical diagnostic products, from 1988 until its acquisition by Inverness Medical Innovations, Inc. in June 2007. Mr. Blickenstaff previously served as a director of Medivation, Inc., a biotechnology company, from 2005 to 2016, until its acquisition by Pfizer, and as a director of DexCom, Inc., a provider of continuous glucose monitoring systems, from June 2001 to September 2007. Mr. Blickenstaff was formerly a certified public accountant and has more than 20 years of experience overseeing the preparation of financial statements. He held various positions in finance, operations, research, management, sales management, strategic planning, and marketing with Baxter Travenol National Health Laboratories and Hybritech Incorporated. He holds a B.A. in Political Science from Loyola University, Chicago, and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.
We believe that Mr. Blickenstaff’s extensive experience at the board level of various healthcare companies, as well as leadership skills, industry experience and knowledge, qualify him to serve as a member of our Board.
Robert Mashal, M.D. has served as a member of our Board since January 2024 and serves as consultant to the life sciences industry since April 2020 through Robert Mashal LLC and Beacon Prince Partners. From November 2016 to April 2020, he was the Global Head of Strategy for the Immunology and Oncology franchises at Sanofi, a global pharmaceutical and healthcare company. Prior to November 2016, Dr. Mashal worked as CEO of NKT Therapeutics and Alinea Pharmaceuticals, two venture capital-backed life sciences firms. Prior to that, he was a partner at Boston

Millennia Partners, a private equity firm, where he was on the boards of directors of GlycoFi, CardioMEMS, and Sapphire Therapeutics. Prior to that, he served as a Program Executive at Vertex Pharmaceuticals, where he was on the Joint Steering Committee for the Vertex-Novartis kinase collaboration and was a consultant at McKinsey & Company. Prior to McKinsey, Dr. Mashal was a board-certified medical oncologist and received his training in internal medicine at the University of California, San Francisco, and in oncology at the Dana-Farber Cancer Institute. Dr. Mashal received a B.A. in Natural Sciences and an M.D. from Johns Hopkins University.
We believe that Dr. Mashal’s experience in the biopharmaceutical industry qualifies him to serve as a member of our Board.
Director Retiring
Name	Age	Position(s)
Daniel G. Welch(1)(2)(3)	66	Chair of the Board
(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
Daniel G. Welch has served as Chair of our Board since July 2020 and serves as the Chair of the Nominating and Corporate Governance Committee. From January 2015 to February 2018, Mr. Welch served as an Executive Partner of Sofinnova Ventures, a venture capital firm. From September 2003 until its acquisition by Roche Holdings in September 2014, Mr. Welch served as Chief Executive Officer and President of InterMune, Inc., a biotechnology company which was acquired by Roche in 2014. Mr. Welch also served as Chairman of InterMune from May 2008 to September 2014. From 2002 to 2003, Mr. Welch served as Chairman and Chief Executive Officer of Triangle Pharmaceuticals, Inc., a pharmaceutical company that was acquired by Gilead Sciences. From 2000 to 2002, Mr. Welch served as President of Biopharmaceuticals at Elan Corporation. From 1987 to 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi, including Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. From 1980 to 1987, Mr. Welch was with American Critical Care, a division of American Hospital Supply. He has had leadership and board director roles in companies bringing new medicines to patients with HIV, MS, cardiovascular disease, cancer, infectious disease and rare diseases. He currently serves as Chair of the Boards of Ultragenyx Pharmaceutical, Structure Therapeutics, and Incarda, and as Chair Designate of Prothena Biosciences. His past board service includes a director role at Hyperion Therapeutics, which was acquired by Horizon Pharma in 2015, a Chairman of the Board role at Avexis Inc, which was acquired by Novartis Pharmaceuticals in 2018, a Chairman of the Board role at Levo Pharmaceuticals until it was acquired by Acadia Pharmaceuticals in 2022, and a director role at Seattle Genetics until it was acquired by Pfizer in 2023. Mr. Welch received a B.S. from the University of Miami and an MBA from the University of North Carolina.
Mr. Welch is not standing for reelection and will retire from the Board effective as of the date of the Annual Meeting.

DIRECTORS AND CORPORATE GOVERNANCE
Board Independence
Under the listing standards of the NYSE, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s independence determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NYSE listing standards: Robert B. Bazemore, Jr., Kim Blickenstaff, Min Cui, Ph.D,, Kathryn E. Falberg, Robert Mashal, M.D., W. Anthony Vernon and Daniel G. Welch. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered the following relationships and transactions that occurred during any 12-month period within the last three fiscal years and determined that they were not material direct or indirect relationships with the Company:
•	Dr. Hung and Mr. Vernon both currently serve on the board of directors of Novocure Ltd.
As provided in the Company’s Related-Person Transactions Policy, the Board considered that the aggregate dollar amount of the transactions during any 12-month period within the last three fiscal years did not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues and, therefore, was not regarded as compromising the director’s independence. Based on this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent under the standards set forth in the Company’s Corporate Governance Guidelines and applicable NYSE listing standards.
Board Leadership Structure
The Board currently has an independent chair, Daniel G. Welch. As noted above, Mr. Welch is not standing for reelection and will retire from the Board effective as of the date of the Annual Meeting. [The Board has appointed Dr. Hung as its Chair and Mr. Bazemore as its Lead Independent Director, in each case effective upon Mr. Welch’s retirement.]
The Board Chair and the Lead Independent Director have the authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair or Lead Independent Director has substantial ability to shape the work of the Board. The Company believes the presence of an independent Board Chair or Lead Independent Director reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair or Lead Independent Director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair or Lead Independent Director can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets twice annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board Chair coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.nuvationbio.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.
The Board adopted the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the company’s business operations as needed and to make decisions that are independent of the company’s management. The guidelines are also intended to align the interests of directors and management with those of the company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer’s performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.nuvationbio.com.

BOARD OF DIRECTORS AND COMMITTEES
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.
During the fiscal year ended December 31, 2023, our Board held eight meetings. Our audit committee met four times, our compensation committee met eight times, and our nominating and corporate governance committee met one time during 2023. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such member served.
As required under applicable NYSE listing standards, in fiscal 2023, the Company’s non-management directors met 16 times in regularly scheduled executive sessions of the Board or its committees at which only non-management directors were present. The Chairs of the Board or the various committees presided over the executive sessions.
Audit Committee
Our audit committee consists of Kim Blickenstaff, Kathryn E. Falberg and Daniel G. Welch. The chair of our audit committee is Ms. Falberg, who our Board has determined is an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the NYSE listing standards. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their experience in the corporate finance sector. Our Board has adopted a written audit committee charter that is available to stockholders on our website at www.nuvationbio.com.
The primary purpose of the audit committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•	helping the Board oversee corporate accounting and financial reporting processes;
•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of our company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with audit committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Kim Blickenstaff
Kathryn E. Falberg (Chair)
Daniel G. Welch
Compensation Committee
Our compensation committee consists of Robert B. Bazemore, Jr., W. Anthony Vernon and Daniel G. Welch. The chair of our compensation committee is Mr. Vernon. All members of our compensation committee are independent, as independence is currently defined in NYSE listing standards. Our Board has adopted a written compensation committee charter that is available to stockholders on our website at www.nuvationbio.com.
The primary purpose of our compensation committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
•	administering the equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
Compensation Committee Processes and Procedures
Typically, the compensation committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the compensation committee. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all our books, records, facilities and personnel.

In addition, under the charter, the compensation committee has the authority to obtain, at the expense of Nuvation Bio, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee takes into consideration factors prescribed by the SEC and NYSE that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The compensation committee has direct responsibility for the oversight of the work of such consultants or advisers. During the past year, the compensation committee engaged FW Cook, as a compensation consultant. The compensation committee requested that FW Cook:
•	evaluate the efficacy of our existing executive compensation program in supporting and reinforcing our long-term strategic goals and executing that strategy;
•	assist in refining the previously developed comparative group of companies and perform analyses of competitive performance and compensation levels for that group; and
•	assist in evaluating and refining our non-employee director compensation plan.
Although our Board and compensation committee consider the advice and recommendations of such independent compensation consultants as to our executive and non-employee director compensation program, the Board and compensation committee ultimately make their own decisions regarding these matters.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Robert B. Bazemore, Jr., W. Anthony Vernon and Daniel G. Welch. The chair of our nominating and corporate governance committee is Mr. Welch. Our Board has adopted a written nominating and corporate governance committee charter that is available to stockholders on our website at www.nuvationbio.com. Specific responsibilities of our nominating and corporate governance committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
•	reviewing and recommending to the board the compensation paid to the directors;
•	instituting plans or programs for the continuing education of the Board and orientation of new directors;
•	reviewing, evaluating and recommending to the Board succession plans for its executive officers;
•	developing and making recommendations to the Board regarding corporate governance guidelines and matters;
•	overseeing periodic evaluations of the performance of the Board, including its individual directors and committees; and
•	overseeing the Company’s policies and initiatives relating to environment, social responsibility and sustainability matters.
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the company’s stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the company and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
Nomination Process
Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to our Board nominees for membership on the Board and committees of our Board. The goal of this process is to maintain and further develop a highly qualified board of directors consisting of members with experience and expertise in areas of importance to our company. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.
The nominating and corporate governance committee recommends to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by our Board for election at each annual or special meeting of stockholders, and recommends all director nominees to be appointed by our Board to fill director vacancies. Our Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.
Evaluation of Director Candidates
In its evaluation of director candidates, the nominating and corporate governance committee will consider a candidate’s skills, characteristics and experience taking into account a variety of factors, including the candidate’s:
•	understanding of our business, industry and technology;
•	history with our company;
•	personal and professional integrity;
•	general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company;
•	ability and willingness to devote the time and effort necessary to be an effective director;
•	commitment to acting in the best interest of our company and its stockholders; and
•	educational and professional background.
The nominating and corporate governance committee will also consider the current size and composition of the Board, the needs of the Board its committees and the potential independence of director candidates under relevant NYSE and SEC rules.
Although the Board does not maintain a specific policy with respect to board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the Board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.
Stockholder Recommendations for Nomination to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria described above, based on whether or not the candidate was recommended by a stockholder. For a description of the process for nominating directors in accordance with our Bylaws, see the section of this Proxy Statement titled, “Questions and Answers about these Proxy Materials and Voting,” including the information under the heading, “When are stockholder proposals and director nominations due for the next Annual Meeting?”
Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to Nuvation Bio Inc., Attn: Investor Relations, 1500 Broadway, Suite 1401, New York, New York, 10036. Submissions must include the following information:
•	full name and address of the proposed nominee;
•	the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;
•	all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;
•	the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and
•
a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.

In addition, any stockholder wishing to recommend a nominee to our Board must provide a questionnaire regarding the proposed nominee, information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board and information regarding equity ownership of the company (including derivative ownership) by the proposing stockholder and the proposed nominee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, our compensation committee consists of Mr. Bazemore, Mr. Vernon and Mr. Welch. None of the members of our compensation committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties wishing to communicate with our Board may send a written communication addressed to the Secretary at our principal executive offices. The Secretary will promptly forward the communication to the Board or member to whom it is addressed, as appropriate, unless it is unduly hostile, threatening, illegal or similarly inscrutable. Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The company believes its responsiveness to stockholder communications to the Board has been excellent.

COMPENSATION FOR DIRECTORS
In April 2023, in consultation with FW Cook, our Board approved a non-employee director compensation policy. Under the policy, each of our non-employee directors (other than Dr. Cui, who is not compensated by us for his service on our Board) receives an annual cash retainer of $40,000, and our Board Chair receives an additional annual cash retainer of $30,000. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following cash committee fees:
Committee	Chair	Member
Audit	$15,000	$7,500
Compensation	12,000	6,000
Nominating and Corporate Governance	10,000	5,000
Other than the annual retainers and committee fees described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. Each non-employee director who served on the Board during the fiscal year ended December 31, 2023, other than Oleg Nodelman, holds a stock option for 366,744 shares of Class A Stock that was granted in May 2023 and vested on May 15, 2024. Pursuant to the non-employee director compensation policy, at each annual stockholders’ meeting, each non-employee director whose service will continue after the annual meeting (other than Dr. Cui and any other non-employee director who declines the award) will be granted a stock option for a number of shares of Class A Stock having a grant date fair value of $385,000. These annual stock options will vest in full on the earlier of the one-year anniversary of the date of grant or the next stockholder annual meeting. New non-employee directors will receive an initial stock option grant for a number of shares of Class A Stock having a grant date fair value of $770,000. These initial grants will vest monthly over three years, provided the non-employee director continues to serve.
We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses in connection with attending Board and committee meetings.
Non-Employee Director Compensation
The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2023:
Name	Fees Earned or Paid in Cash	Options Granted(1)	Total
Robert B. Bazemore, Jr.	$50,167	$392,434	$442,601
Kim Blickenstaff	$47,917	$392,434	$440,351
Kathryn E. Falberg	$55,333	$392,434	$447,767
Oleg Nodelman(2)	—	—	—
W. Anthony Vernon	$56,250	$392,434	$448,684
Daniel G. Welch	$92,333	$392,434	$484,767
(1)
The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	Mr. Nodelman resigned from the Board in December 2023. He voluntarily forfeited the retainer and the option award granted to him during the fiscal year.
As of December 31, 2023, each of our non-employee directors held options to purchase an aggregate of 792,047 shares of our Class A Stock, other than Mr. Nodelman who held no options to purchase shares of our capital stock and Mr. Welch who held options to purchase an aggregate of 951,620 shares of our Class A Stock.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed us to submit the selection of this firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since our fiscal year ended December 31, 2021. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
KPMG LLP was appointed as our independent registered accounting firm in February 2021. The following table sets forth the aggregate fees for professional services rendered by KPMG LLP to us for the fiscal years ended December 31, 2023 and December 31, 2022 (in thousands):
	Fiscal Years Ended December 31,
Fees	2023	2022
Audit(1)	$587	$570
Audit-Related	—	—
Tax	—	—
All Other	—	—
	$587	$570
(1)
The Audit fees consist of professional services rendered in connection with the audit of our annual financial statements, and review of interim financial statements. This category also includes professional services rendered in connection with our Form S-3 and Form S-8 registration statements, including delivery of consents and review of documents filed with the SEC.

All fees incurred were pre-approved by our audit committee.
Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, KPMG LLP. During the fiscal year ended December 31, 2023, the audit committee pre-approved all services performed by KPMG LLP. Under the policy, the audit committee generally pre-approves specified services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before an engagement.
The audit committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.
Required Vote and Audit Committee and Board Recommendation
Approval of Proposal 2 requires the affirmative vote of a majority of the shares of Class A Stock and Class B Stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS
RECOMMEND A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Required Vote and Board Recommendation
Advisory approval of this proposal requires the vote of the holders of a majority of the shares of Class A Stock and Class B Stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executive officers, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS OF THE COMPANY
The following table shows information for our current executive officers as of the date of this proxy statement. Biographical information for our President, Chief Executive Officer and Director, David Hung, M.D. and our Chief Executive Officer of AnHeart Therapeutics and Director, Junyuan Jerry Wang, Ph.D., is included above with the Director biographies under the heading “Nominees.”
Name	Age	Position(s)
David Hung, M.D.	66	President, Chief Executive Officer and Director
Junyuan Jerry Wang, Ph.D.	52	Chief Executive Officer of AnHeart Therapeutics and Director
David Hanley, Ph.D.	54	Chief Technical Operations Officer
Gary Hattersley, Ph.D.	57	Chief Scientific Officer
David Liu, M.D., Ph.D.	54	Chief Medical Officer
Moses Makunje, CPA	46	VP Finance, Principal Financial and Accounting Officer
Stacy Markel	59	Chief People Officer
Colleen Sjogren	54	Chief Commercial Officer
Kerry Wentworth	51	Chief Regulatory Officer
Executive Officers
David Hanley, Ph.D. has served as our Chief Technical Operations Officer since June 2021. Prior to this role, from August 2018 to May 2021, Dr. Hanley held positions of increasing responsibility at BioXcel Therapeutics Inc., most recently serving as Senior Vice President and Head of Global Pharmaceutical Development and Operations. From August 2014 to August 2018, Dr. Hanley held positions of increasing responsibility at Radius Health, Inc., most recently serving as Vice President of Pharmaceutical Sciences and Technical Operations. He also held positions at The Medicines Company from June 2011 to August 2014, including Senior Director. Prior to that, Dr. Hanley held positions at Boehringer Ingelheim from August 2010 to December 2010, The Medicines Company from September 2009 to July 2010, Medarex from September 2006 to September 2009, and Berlex, a subsidiary of Schering A.G., from November 2001 to September 2006. Dr. Hanley earned his Ph.D. in Physical and Analytical Chemistry from the University of Utah and his B.S. in Chemistry from Virginia Commonwealth University.
Gary Hattersley, Ph.D. has served as our Chief Scientific Officer since June 2019. Prior to this role, December 2003 to November 2018, Dr. Hattersley held roles of increasing seniority, including Senior Vice President of Preclinical Development, Vice President of Biology, and most recently as Chief Scientific Officer at Radius Health Inc. where he supported the development of its oncology and women’s health portfolio, including TYMLOS®, approved by the FDA in 2017 for the treatment of postmenopausal women with osteoporosis at high risk of fracture. Prior to that, Dr. Hattersley was a Senior Scientist at Millennium Pharmaceuticals, Inc. from 2000 to 2003. He also held positions at Genetics Institute from 1992 to 2000, including Principal Scientist. Dr. Hattersley received a Ph.D. from St. George’s Hospital Medical School in London and a BSc from the University of Hull.
David Liu, M.D., Ph.D. joined Nuvation Bio in 2022 with over 20 years of experience leading the discovery and development of oncology therapies, including NDA submissions for multiple oncology assets in the U.S., Europe, and China. Most recently, Dr. Liu served as the Chief Medical Officer at a biotechnology company (3D Medicines) based in Shanghai, China. Earlier in his career, Dr. Liu held several roles of increasing strategic responsibility at Bristol Myers Squibb, where he became a leader in Oncology Global Clinical Research, including leading the Global Prostate Cancer Program, Pediatric Clinical Development, and Translational Research for ipilimumab, and development of nivolumab and ipilimumab for China. After Bristol Myers Squibb, Dr. Liu was the Global Lead Physician at Celgene for the revlimid plus rituximab submission program in indolent lymphoma. Dr. Liu earned a Ph.D. from the Massachusetts Institute of Technology, an M.S. from the University of Toledo, and a Medical Degree from Beijing Medical University (Peking University School of Medicine).
Moses Makunje, CPA has served as our Vice President, Finance since January 2022, and as Senior Director, Finance since July 2020. Prior to joining the Company, Mr. Makunje held a position as Corporate Controller at Maze Therapeutics, Inc. from March 2019 until July 2020, and a position as Corporate Controller at Adverum Biotechnologies, Inc. from July 2017 until March 2019. Mr. Makunje started his professional career at Ernst & Young, where he worked in audit for 7 years serving clients in life sciences. Overall, Mr. Makunje has over 16 years of experience in finance, accounting and tax. Mr. Makunje received a B.S. in Accounting and an MBA from Golden Gate University.

Stacy Markel has served as our Chief People Officer since January 2022, and before that served as our Senior Vice President, Human Resources since October 2019. From March 2018 to September 2019, she served as Executive Vice President, Human Resources, at Rigel Pharmaceuticals, Inc. Prior to Rigel, from March 2015 to March 2018, Ms. Markel served as Senior Vice President of Human Resources at Portola Pharmaceuticals, Inc. Ms. Markel also served in various roles, most recently as Senior Vice President of Human Resources and Professional Development at Actelion Pharmaceuticals, Ltd. from 2005 to 2015, where she was a member of the Executive Leadership Team and Global Human Resources Leadership Team. Ms. Markel received a B.A. from the University of California, Davis.
Colleen Sjogren has served as our Chief Commercial Officer since April 2024. Prior to this role, she served as Senior Vice President, Sales, at Madrigal Pharmaceuticals from October 2022 to December 2023. Prior to Madrigal, Ms. Sjogren served as Vice President, U.S. Sales at Mirati Therapeutics from April 2021 to September 2022, and as Vice President, National Cell Therapy Team at Kite Pharma from February 2017 until April 2021. Ms. Sjogren also served in various prior roles, including National Sales Director at Medivation. Ms. Sjogren received her B.S. and B.A. from Bryant University.
Kerry Wentworth has served as our Chief Regulatory Officer since May 2022. Prior to this role, she served as Chief Regulatory Officer for Flexion Therapeutics, which was acquired by Pacira Biosciences in 2021, where she was in an executive leadership role responsible for setting and delivering on regulatory and quality strategies across their product portfolio. Prior to joining Flexion, she served as Vice President, Clinical, Regulatory and Quality at Agenus, Inc., where she was responsible for leading all global regulatory and clinical development efforts. Previously, she led the Regulatory and Quality function for Genelabs Technologies, Inc. and prior to that held positions of increasing responsibility within Regulatory Affairs at Genzyme. Ms. Wentworth holds a B.S. in pre-veterinary medicine from the University of New Hampshire.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides certain information concerning the compensation earned by each of the following individuals (the Named Executive Officers): our President and Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2023:
Name and Principal Position	Year	Salary	Bonus	Stock Options(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
David Hung, M.D. President and Chief Executive Officer	2023	$593,000	$—	$3,323,675	$400,275	$7,330(3)	$4,324,280
	2022	$570,004	$—	$7,127,820	$363,375	$11,130(3)	$8,072,329
David Liu, M.D., Ph.D. Chief Medical Officer	2023	$490,000	$—	$664,735	$176,400	$10,751(3)	$1,341,886
	2022	$217,708	$—	$2,561,163	$280,750	$6,911(3)	$3,066,532
Gary Hattersley, Ph.D.(4) Chief Scientific Officer	2023	$484,000	$—	$664,735	$174,240	$36,318(3)	$1,359,293
	2022	$465,000	$—	$2,616,995	$158,100	$20,156(3)	$3,260,251
(1)
The amounts included in the Stock Options column represent the grant date fair value of stock options granted, calculated in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	Amounts listed for 2022 were paid in 2023 in respect of services rendered in 2022.
(3)	Consists of 401(k) Match, life insurance premium and commuting expenses.
2022 Executive Officer Compensation
In reviewing this section, please note that we are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws and therefore, among other things, are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and is not a Compensation Discussion and Analysis.
Objectives and Philosophy of Our Executive Compensation Program
We recognize that our ability to excel as a company depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our Named Executive Officers and employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our Named Executive Officers and employees.
Compensation Committee Processes and Role in Determining Executive Compensation
The compensation committee of our Board, which is comprised entirely of independent directors, is tasked with, among other things, setting compensation for our executive officers, including the Named Executive Officers identified above, evaluating and recommending compensation plans and programs to our Board and awards under those plans, and administering our incentive and equity-based compensation plans. Various members of management and other employees as well as outside advisors or consultants are invited from time to time by the compensation committee to make presentations, to provide objective analyses, financial or other background information, advice, or to otherwise participate in meetings. Members of our executive management team advise and inform the compensation committee regarding potential company-wide and individual performance objectives with respect to incentive compensation plans and provide evaluations of the achievements of employees under their respective supervision.
The compensation committee has the authority to delegate any of its responsibilities to one or more subcommittees as it deems appropriate. The compensation committee has delegated authority to a stock option committee (which committee currently consists of Dr. Hung and Ms. Markel), within specified parameters, to grant options to our non-executive employees and consultants.
Components of Our Executive Compensation Program
The individual components of our executive compensation program consist primarily of: (a) base salary, (b) annual, performance-based bonuses, (c) long-term equity incentives and (d) retirement savings opportunities and various other benefits offered to all full-time employees. In addition, we provide protection for post-termination benefits in certain instances. We determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent, the unique skills and experience of our Named Executive Officers, the length of service of our Named Executive Officers, our overall performance and other considerations we deem relevant. We expect our compensation committee to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal equity and consistency between Named Executive Officers with similar levels of responsibility.
Each of the individual components of our Named Executive Officers’ compensation is discussed in more detail below. We do not currently have any specific policies for allocating compensation between short- and long-term compensation or cash and non-cash compensation, although our strategy is to tie a greater percentage of total compensation to stockholder returns through the use of equity incentives. While we have identified particular compensation objectives that each component of our Named Executive Officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above.
Base Salary
A base salary provides our NEOs with a fixed component of annual compensation for performing specific duties and functions. Base salaries for our Named Executive Officers are determined by members of our compensation committee and other members of our Board based on their experience and review of industry surveys. Salaries are reviewed by our compensation committee on a periodic basis and may be adjusted from time-to-time.
Annual Performance-Based Bonuses
Annual performance-based bonuses provide our Named Executive Officers with an opportunity to earn additional compensation based on achievement of pre-determined short-term corporate goals in order to incentivize our executives to drive growth in key areas of our business. Each of our Named Executive Officers is eligible to receive performance awards based on a target opportunity expressed as a percent of base salary (for 2023: 75% of base salary for Dr. Hung, 40% for Dr. Liu and 40% for Dr. Hattersley). The amount payable to each Named Executive Officer is based on the attainment of pre-established corporate performance goals, which is subject to the discretion of the compensation committee, and also of the full Board (other than our Chief Executive Officer) in the case of our Chief Executive Officer. At the beginning of each year, the Board in consultation with the Chief Executive Officer establishes corporate objectives that it believes are the most significant goals for the company in the upcoming year that are critical to the success of the company in the short and long-term. The company does not disclose the specific goals as they contain competitively sensitive information.
Long-Term Equity Incentives
We believe that the achievement of our business and financial objectives should be reflected in the value of our equity, thereby increasing stockholder value. To that end, our Named Executive Officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our shares. We believe that granting our Named Executive Officers stock options provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period.
Our Named Executive Officers are generally awarded an initial grant in the form of time-vested stock options and stock options granted under our Long-Term Incentive Plan, or LTIP, which vest based on either market conditions or performance conditions that are met only upon our achievement of important corporate milestones. After commencement of employment, additional grants of time-based stock options are generally awarded on an annual basis to incentivize and motivate Named Executive Officers, as well as continue to create an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interests of Named Executive Officers with those of our stockholders. In determining the size of the equity incentives to be awarded to our Named Executive Officers, the compensation committee takes into account a number of factors, such as job scope, the vested and unvested value of existing long-term incentive awards, individual performance history, prior contributions to the company and the size of prior equity grants.

Outstanding Equity Awards
The following table provides information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2023:
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options		Exercise Price	Expiration Date
			Exercisable	Unexercisable
David Hung, M.D.	3/9/21	3/9/21	113,757(1)	51,708	$12.66	3/8/31
	3/9/21	3/9/21	—(2)	224,760	$12.66	3/8/31
	2/28/22	2/28/22	916,666(3)	1,083,334	$5.06	2/27/32
	2/28/23	2/28/23	—(4)	2,500,000	$1.94	2/27/33
David Liu, M.D., Ph.D.	7/15/22	7/15/22	173,541(5)	316,459	$3.61	7/14/32
	7/15/22	7/15/22	—(6)	292,500	$3.61	7/14/32
	8/29/22	8/29/22	105,000(7)	210,000	$2.93	8/28/32
	2/28/23	2/28/23	—(8)	500,000	$1.94	2/27/33
Gary Hattersley, Ph.D.	1/22/20	1/22/20	398,935(9)	—	$1.74	1/21/30
	10/5/20	10/5/20	79,787(10)	319,148	$4.60	10/4/30
	2/28/22	2/28/22	229,166(11)	270,834	$5.06	2/27/32
	8/29/22	8/29/22	133,333(12)	266,667	$2.93	8/28/32
	2/28/23	2/28/23	—(13)	500,000	$1.94	2/27/33
(1)	Approximately 69% of the shares subject to this option were vested as of December 31, 2023, and the remainder vest in equal increments on a monthly basis thereafter through March 9, 2025.
(2)	None of the shares subject to this option were vested as of December 31, 2023, option vests upon the achievement of certain performance goals, including market-price goals, through October 5, 2030.
(3)	Approximately 46% of the shares subject to this option were vested as of December 31, 2023, and the remainder vest in equal increments on a monthly basis thereafter through February 28, 2026.
(4)
None of the shares subject to this option were vested as of December 31, 2023, 25% will vest on February 28, 2024, and the remainder vest in equal increments on a monthly basis thereafter through February 28, 2027.

(5)	Approximately 35% of the shares subject to this option were vested as of December 31, 2023, and the remainder vest in equal increments on a monthly basis thereafter through July 15, 2026.
(6)	None of the shares subject to this option were vested as of December 31, 2023, option vests upon the achievement of certain performance goals, including market-price goals, through October 5, 2030.
(7)	Approximately 33% of the shares subject to this option were vested as of December 31, 2023, and the remainder vest in equal increments on a monthly basis thereafter through August 29, 2026.
(8)
None of the shares subject to this option were vested as of December 31, 2023, 25% will vest on February 28, 2024, and the remainder vest in equal increments on a monthly basis thereafter through February 28, 2027.

(9)	All of the shares subject to this option were vested as of December 31, 2023.
(10)
Approximately 20% of the shares subject to this option were vested as of December 31, 2023, option vests       upon the achievement of certain performance goals, including market-price goals, through October 5, 2030.

(11)	Approximately 46% of the shares subject to this option were vested as of December 31, 2023, and the remainder vest in equal increments on a monthly basis thereafter through February 28, 2026.
(12)	Approximately 33% of the shares subject to this option were vested as of December 31, 2023, and the remainder vest in equal increments on a monthly basis thereafter through August 29, 2026.
(13)
None of the shares subject to this option were vested as of December 31, 2023, 25% will vest on February 28, 2024, and the remainder vest in equal increments on a monthly basis thereafter through February 28, 2027.

Employee Benefits
We provide standard employee benefits to our full- and part-time employees, including our Named Executive Officers, in the United States (in the case of part-time, those that work 30 or more hours per week), including health, disability and life insurance and a 401(k) plan as a means of attracting and retaining our executives and employees.
We sponsor a 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code (in 2023). We provide fully vested Safe Harbor contributions equal to 3% of each employee’s eligible compensation.

Tax Considerations
Our Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our Named Executive Officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our Chief Executive Officer and each of the other Named Executive Officers (other than our Chief Financial Officer), unless compensation is performance-based. As we are a pre-commercial company, our Board has not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation.
Pension Benefits
We do not maintain any defined benefit pension plans.
Non-qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans.
Offer Letters
We extended offer letters to each of our Named Executive Officers in connection with their employment. The letters generally provide for at-will employment and set forth the Named Executive Officer’s initial base salary, initial equity grant amount and eligibility for employee benefits. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the offer letters extended to our Named Executive Officers that continue to be in effect are described below.
David Hung, M.D.
In February 2019, we entered into an offer letter with Dr. Hung, our President and Chief Executive Officer. Pursuant to the offer letter, Dr. Hung’s initial base salary was established at $475,000 per year, and his annual target bonus was subsequently established at 75% of his annual base salary, based upon achievement of performance objectives and other criteria determined by our Board.
David Liu, M.D., Ph.D.
In April 2022, we entered into an offer letter with Dr. Liu, our Chief Medical Officer. Pursuant to the offer letter, Dr. Liu’s initial base salary was established at $475,000 per year, and his annual target bonus was established at 40% of his annual base salary, based upon achievement of performance objectives and other criteria determined by our Board.
Gary Hattersley, Ph.D.
In June 2019, we entered into an offer letter with Dr. Hattersley, our Chief Scientific Officer. Pursuant to the offer letter, Dr. Hattersley’s initial base salary was established at $425,000 per year, and his annual target bonus was established at 40% of his annual base salary, based upon achievement of performance objectives and other criteria determined by our Board.
Severance Policy
Under our severance policy applicable to executive officers, upon an involuntary termination without “cause,” executive officers designated as Tier 1 (which includes all of our current executive officers) are eligible to receive, upon execution of a release of claims, cash severance in an amount equal to 12 months of base salary (nine months for Tier 2 and six months for Tier 3), as well as 12 months of COBRA health insurance reimbursement (nine months for Tier 2 and six months for Tier 3). Upon a termination without “cause” or a resignation for “good reason” within 12 months after a “change in control” of our company (each such term as defined in the policy), executive officers are eligible to receive the cash severance and COBRA reimbursement described above and also (1) a lump sum cash payment equal to 100% of target annual bonus if designated as Tier 1 (75% for Tier 2 and 50% for Tier 3); and (2) full acceleration of vesting of any equity awards that are subject to vesting based solely on the passage of time. Vesting of any equity awards that contain unachieved performance conditions at the time of termination is not accelerated under the policy, except as otherwise determined by the Board in its sole discretion.

PROPOSAL 4 – CONVERSION OF SERIES A PREFERRED STOCK TO CLASS A STOCK
Description of the Acquisition of AnHeart Therapeutics, Ltd.
On April 9, 2024, the Company completed its acquisition (the Merger) of AnHeart Therapeutics, Ltd., an exempted company incorporated under the laws of the Cayman Islands (AnHeart), pursuant to that certain Agreement and Plan of Merger (the Merger Agreement), by and among the Company, AnHeart, Artemis Merger Sub I, Ltd., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company, and Artemis Merger Sub II, Ltd., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company.
Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger (as defined in the Merger Agreement) (the First Effective Time), the Company issued to AnHeart securityholders (i) 27,646,255 shares of Class A Stock, (ii) 851,202 shares of Series A Preferred Stock, and (iii) warrants collectively exercisable for approximately 2,893,731 shares of Class A Stock at an exercise price of $11.50 per share (the Consideration Warrants). The Company also reserved an aggregate of approximately 15,943,933 shares of Class A Stock for issuance upon exercise of Assumed Options or settlement of Assumed RSUs (as such terms are defined below). The shares of Series A Preferred Stock are automatically convertible into an aggregate of approximately 85,120,200 shares of Class A Stock upon the approval of such conversion by the Company’s stockholders in accordance with the rules of the NYSE, as presented to the Company’s stockholders in this proxy statement (the Conversion Proposal). The Consideration Warrants are restricted with respect to the exercise and transfer thereof until receipt of such stockholder approval of the Conversion Proposal and otherwise have terms identical to those of the Company’s outstanding publicly traded warrants.
At the First Effective Time, (i) each option to purchase shares of Ordinary Shares of AnHeart (an AnHeart Option) held by a Continuing Company Service Provider (as defined in the Merger Agreement), whether or not vested, was assumed and converted into an option to purchase Class A Stock (each such option, an Assumed Option), and (ii) each restricted stock unit reflecting the right to receive Ordinary Shares of AnHeart (an AnHeart RSU) held by a Continuing Company Service Provider was assumed and became a restricted stock unit with respect to a number of shares of Class A Stock (each such restricted stock unit, an Assumed RSU). Each Assumed Option and Assumed RSU is subject to the same terms and conditions (including vesting and exercise schedule) as were applicable to the corresponding AnHeart Option or AnHeart RSU immediately prior to the First Effective Time, subject to limited exceptions set forth in the Merger Agreement. Any other AnHeart Option and AnHeart RSU that remained unexercised and outstanding as of immediately prior to the First Effective Time was canceled without payment.
As of immediately following the consummation of the Merger, the securityholders of AnHeart immediately prior to the First Merger now own approximately one-third of Nuvation Bio’s capital stock (including shares issuable with respect to the Assumed Options and Assumed RSUs), and the securityholders of Nuvation Bio immediately prior to the First Merger now own approximately two-thirds of Nuvation Bio’s capital stock, in each case determined on a fully-diluted basis and assuming approval of the Conversion Proposal.
Background of the Merger
As part of the ongoing consideration and evaluation of our long-term strategic goals and plans, the Board, together with management, regularly reviews and assesses our performance, share price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics. As a matter of practice and as a way to enhance stockholder value, the Board and management, together with their professional advisors, regularly review and evaluate a wide range of strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives for the Company, including continuing as a standalone company, with a view to enhance stockholder value.
On October 21, 2023, AnHeart issued a press release announcing positive interim results from its global pivotal Phase 2 clinical study, TRUST-II. Following the release of this data, we reached out through our representatives to AnHeart to begin discussions around a potential strategic transaction.
On November 1, 2023, we entered into a confidentiality agreement with AnHeart to facilitate their exploratory discussions and due diligence in support of a potential business combination transaction.
Between November 2, 2023, and early March, 2024, representatives of each of Nuvation Bio and AnHeart held a series of virtual meetings to discuss AnHeart’s business, financial performance and other business and clinical due diligence matters, as well as potential synergies that could result from a business combination of the two companies. During these discussions, the representatives of our management regularly updated the Board and received direction from the Board regarding further discussion with AnHeart of the terms of a potential transaction.
On December 4, 2023, AnHeart provided representatives of Nuvation Bio access to its virtual data room in order for us to conduct preliminary business due diligence.
On December 12, 2024, we sent an initial business due diligence request list to AnHeart. From this date until mid-March 2024, representatives of AnHeart provided responses to the initial and supplemental business and legal due diligence requests submitted by us and representatives of our outside legal counsel, Cooley LLP (Cooley).
On January 10, 2024, we sent a draft summary of terms to representatives at AnHeart, pursuant to which we proposed to acquire 100% of the outstanding share capital of AnHeart for a combination of cash and Class A Stock. We also sought a period of exclusivity in which to complete our confirmatory due diligence and negotiate definitive transaction agreements for the proposed transaction.
On January 17, 2024, AnHeart’s outside legal counsel, Davis Polk & Wardwell LLP (Davis Polk), sent to Cooley written feedback on the summary of terms proposing, among other matters, to increase the amount of cash and our equity (including warrants and convertible preferred shares) payable or issuable at the closing of the proposed transaction.
Between January 17, 2024 and January 24, 2024, representatives of each of Nuvation Bio, AnHeart, Cooley and Davis Polk discussed the revised summary of terms for the proposed transaction.
On January 24, 2024, Nuvation Bio and AnHeart entered into a non-binding letter of intent (the Letter of Intent), pursuant to which we agreed to issue shares of Class A Stock, stock options, a new series of non-voting convertible preferred stock and warrants equal to one-third of the fully-diluted outstanding capitalization of the Company as of immediately after the closing of the Merger. Pursuant to the Letter of Intent, AnHeart agreed to a 45-day exclusivity period.
On February 9, 2024 and February 15, 2024, Cooley sent initial drafts of the Merger Agreement and the forms of each of the AnHeart voting agreement and the Nuvation Bio voting agreement to Davis Polk. From this time until the execution of the Merger Agreement, representatives of Cooley and Davis Polk negotiated and exchanged drafts of the Merger Agreement and other transaction documents.
During the weeks that followed, we and AnHeart continued to conduct confirmatory legal, financial and technical due diligence on each other.
On March 14, 2024, the Board held a meeting with members of management present, during which, the Board discussed engaging Evercore Group L.L.C (Evercore) as a financial advisor based on, among other things, Evercore’s qualifications, expertise, lack of conflicts of interest and reputation, including the strength of Evercore’s reputation and experience in the biopharmaceutical industry. Following such discussion, the Board approved the engagement of Evercore in connection with the proposed transaction with AnHeart and authorized management to negotiate an engagement letter with Evercore, which engagement letter was executed on March 15, 2024.
Between March 22 and March 24, 2024, the parties and their outside counsel worked to finalize drafts of the Merger Agreement, the AnHeart disclosure schedules and the related ancillary agreements.
On the afternoon of March 24, 2024, the Board held a meeting, with management and representatives of Evercore and Cooley present, to review the terms of the Merger Agreement and related ancillary agreements, and to vote on whether to approve the entry into the Merger Agreement with AnHeart. Representatives of Evercore then delivered to the Board the oral opinion of Evercore, which was subsequently confirmed in writing via a written opinion dated March 24, 2024, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Evercore as set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to the Company. Following the presentation by representatives of Evercore, representatives of Cooley reviewed with the Board the material terms of the draft Merger Agreement and related ancillary agreements. The Board then discussed the potential transaction with AnHeart, and, after carefully considering the matters discussed during that meeting and prior meetings of the Board (for more information, see the section of this proxy statement titled “Reasons for the Transaction”), the Board unanimously adopted resolutions (i) determining that the Merger Agreement, the ancillary agreements to which we would be a party, the Merger and the other transactions contemplated thereby are advisable, fair to, and in the best interest of the Company and our stockholders, (ii) authorizing and approving our execution, delivery and performance of the Merger Agreement, the ancillary agreements to which we would be a party, and the Plans of Merger and approving the Merger and the other transactions contemplated thereby, and (iii) determining to recommend that our stockholders vote to approve the Conversion Proposal, which will also release the restrictions on the Consideration Warrants.
Following the approval of the Board, late on March 24, 2024, the parties executed the Merger Agreement and the other documentation related to the proposed transaction. Concurrently with the execution of the Merger Agreement, certain shareholders of AnHeart beneficially owning an aggregate of approximately 90% of AnHeart’s outstanding shares delivered voting agreements in which they agreed to vote in favor of the proposed transaction and Dr. Hung delivered a voting agreement in which he agreed to vote in favor of the Conversion Proposal.
Early on the morning on March 25, 2024, the parties issued a joint press release publicly announcing their entry into the Merger Agreement and the related transactions.
On April 9, 2024, at a general meeting of shareholders, the shareholders of AnHeart passed resolutions (i) adopting the Merger Agreement, the First Plan of Merger (as defined in the Merger Agreement) and the other transactions contemplated thereby, (ii) approving the First Merger and the First Plan of Merger, and (iii) providing any other consents or waivers required by AnHeart’s organizational documents to consummate the Merger and the other transactions contemplated by the Merger Agreement.
On April 10, 2024, the parties filed each of the Certificate of Designation, the First Plan of Merger and the Second Plan of Merger (as defined in the Merger Agreement) and consummated the Merger.
Reasons for the Transaction
In evaluating the Merger Agreement and the proposal to issue shares of Class A Stock in connection with a proposed merger, the Board consulted with management and outside legal and financial advisors. In connection therewith, the Board considered a number of reasons, including the following reasons which the Board viewed as generally supporting its decision to approve and enter into the Merger Agreement and recommend that our stockholders vote “FOR” approval of the Conversion Proposal, which will also release the restrictions on the Consideration Warrants (not necessarily in order of relative importance):
Strategic Factors. The Board evaluated the following strategic reasons supporting its approval of and entry into the Merger Agreement and consummation of the Merger:
•	the Merger transformed us from an early clinical-stage U.S. oncology company into a late-stage global oncology company with the potential to become a commercial organization by the end of 2025;
•	the Merger accelerated the expansion of two high-growth organizations, with complementary cultures and models serving as a premier place develop next-generation precision oncology therapies;
•
the Merger Agreement provides our stockholders (excluding the shares of Class A Stock issued in the Merger) the ability to vote to approve or reject the conversion of the Series A Preferred Stock into shares of Class A Stock, which will also release the restrictions on the Consideration Warrants;

•
the transaction structure enabled us to complete the Merger shortly after signing the Merger Agreement instead of a structure where our stockholders would vote on the transaction prior to the completion of the Merger (Traditional Structure), which benefited our stockholders. Notably, a merger using a Traditional Structure is typically not completed until four months or longer after the execution of the definitive agreements. By shortening this period, we were able to accelerate the time at which we were able to begin using our management and cash resources to advance AnHeart’s late-stage clinical assets.

Other Factors Considered by the Board. In addition to considering the strategic reasons described above, the Board considered the following additional reasons, all of which it viewed as supporting its decision to approve the Merger:
•
its knowledge of our business, operations, financial condition, earnings and prospects on a standalone basis and of AnHeart’s business, operations, financial condition, earnings and prospects, taking into account the results of our due diligence review of AnHeart;

•	the high degree of certainty that the closing would be achieved in a timely manner under the terms of the Merger Agreement, including as a result of the accelerated closing structure; and
•
the opinion of Evercore, dated March 24, 2024, to the Board to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore as set forth therein, the Merger Consideration (as defined below) was fair, from a financial point of view, to the Company.

The Board weighed the advantages and opportunities listed above against the following other reasons identified in its deliberations as weighing negatively against the Merger, including the following (not necessarily in order of relative importance):
•
the dilution of the ownership interests of our current stockholders that resulted from the AnHeart stock issuance, and the fact that the former equityholders of AnHeart own approximately one-third of our outstanding equity on a fully diluted basis;

•	the cost of integrating the two companies as well as the risk that integration costs may be greater than anticipated;
•	the risk that it may be difficult to retain key employees of both companies after the Merger;
•	the risk that management’s attention might be diverted for a period of time;
•	the risk of not achieving all of the anticipated strategic benefits of the Merger; and
•
the risks of the type and nature described under the caption “Risk Factors,” and the matters described under “Cautionary Statement Regarding Forward-Looking Statements” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2024 (Form 10-Q).

In view of the factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and the Merger Agreement and to make its recommendation to our stockholders. In addition, individual members of the Board may have given differing weights to different factors. In reaching its determination to approve the Merger and the Merger Agreement, the Board conducted an overall review of the factors described above, including thorough discussions with management and outside legal and financial advisors.
The Board believes that, as a result of arm’s length negotiations with AnHeart, our management team negotiated the most favorable equity split for our stockholders to which AnHeart was willing to agree, and that the terms of the Merger Agreement in the aggregate included the most favorable terms for us to which AnHeart was willing to agree. Based on the terms of the Merger Agreement, our legacy stockholders retained ownership of approximately two-thirds of the combined company on an as-converted, fully diluted basis, while the former equityholders of AnHeart own approximately one-third of the combined company on an as-converted, fully diluted basis.
The Board unanimously declared that the Merger Agreement and the transactions contemplated thereby, including the conversion of the Series A Preferred Stock into shares of Class A Stock and the release of the restrictions on the Consideration Warrants, are advisable, fair to and in the best interests of Nuvation Bio and its stockholders.
Overview
As described above, we issued 851,202 shares of Series A Preferred Stock pursuant to the terms of the Merger Agreement. The Series A Preferred Stock is intended to have rights that are generally equivalent to Class A Stock, provided that the Series A Preferred Stock does not have the right to vote on most matters (including the election of directors). 85,120,200 shares of Class A Stock are issuable upon conversion of the above-described Series A Preferred Stock, assuming the approval of this proposal.

Subject to stockholder approval, each share of Series A Preferred Stock will automatically convert into 100 shares of Class A Stock. Approval of the Conversion Proposal would provide the necessary approval to permit such conversion and also the release of the restrictions on the Consideration Warrants.
Shares Issuable Upon Conversion
As referenced above, there are currently 851,202 shares of Series A Preferred Stock issued and outstanding, and 85,120,200 shares of Class A Stock are potentially issuable upon conversion of the Series A Preferred Stock. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock. See “Risk Factors – Risks Related to Ownership of Our Securities – Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our securities to decline” in the Form 10-Q.
Description of Series A Preferred Stock
Conversion. Following stockholder approval of this proposal, effective as of 5:00 p.m. (Eastern time) on the first business day after the date on which such stockholder approval is received, each share of Series A Preferred Stock will automatically convert into 100 shares of Class A Stock.
Voting Rights. Except as otherwise required by law (e.g., voting on a change to the authorized shares of Series A Preferred Stock or the rights of such shares as required by Delaware General Corporation Law) and the Certificate of Designation, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or our Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of our preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (b) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (c) prior to the stockholder approval of the Conversion Proposal, consummate either (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company or other business combination in which our stockholders immediately before such transaction do not hold at least a majority of our capital stock immediately after such transaction, or (d) enter into any agreement with respect to any of the foregoing.
Dividends. Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal, on an as-if-converted-to-Class-A-Stock basis, and in the same form as dividends actually paid on shares of Class A Stock. In addition, on June 15, 2025 and each anniversary of such date (or the next succeeding business day if such day is not a business day), the Series A Preferred Stock will accrue, and the Company shall pay, whether or not earned or declared, a cash dividend on each share of Series A Preferred Stock then outstanding equal to the product of $0.18 and the then applicable Conversion Ratio (as defined in the Certificate of Designation).
Liquidation and Dissolution. The Series A Preferred Stock ranks on parity with Common Stock upon any liquidation, dissolution or winding-up of Nuvation Bio.
Reasons for Stockholder Approval Requirement. Our Class A Stock is listed on NYSE, and, as such, we are subject to the applicable rules of NYSE, including the requirement for stockholder approval in connection with the acquisition of another company if the NYSE-listed company will issue more than 20% of its common stock. Thus, in order to permit the issuance of shares of Class A Stock upon conversion of the Series A Preferred Stock and upon exercise of the Conversion Warrants, we must first obtain stockholder approval of this issuance.
Interests of Certain Parties. To our knowledge, no Nuvation Bio stockholders were also stockholders of AnHeart.

Required Vote and Board Recommendation
Approval of Proposal 4 requires the affirmative vote of a majority of the shares of Class A Stock and Class B Stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting, subject to the separate tabulation of votes described under the caption “Who can vote at the Annual Meeting?” above. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5 – APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES
We may ask stockholders to vote on a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of the other proposals. In that event, stockholders will be asked to vote only upon this proposal and not on any other matter. If this proposal is approved, the Board may in its discretion, if necessary or appropriate, adjourn, or make one or more successive adjournments of, the Annual Meeting to use the additional time to solicit additional proxies in favor of any of the other proposals. Even if there are a sufficient number of votes at the time of the Annual Meeting to adopt one of the other proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies for the proposal for which there are insufficient votes, and the Board may do so without adopting the proposal for which there are sufficient votes at the time of the Annual Meeting.
Required Vote and Board Recommendation
Approval of Proposal 5 requires the affirmative vote of a majority of the shares of Class A Stock and Class B Stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table presents information as to the beneficial ownership of our common stock as of April 15, 2024, for:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each Named Executive Officer;
•	each of our directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2024, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Because Class B Stock is convertible into Class A Stock on a share-for-share basis, each beneficial owner of Class B Stock is deemed by the SEC to be a beneficial owner of the same number of shares of Class A Stock. Therefore, in indicating a person’s beneficial ownership of shares of Class A Stock in the table, it has been assumed that such person has converted into Class A Stock all shares of Class B Stock of which such person is a beneficial owner. For these reasons the table contains substantial duplications in the numbers of shares and percentages of Class A Stock and Class B Stock shown for Dr. Hung.
Percentages of beneficial ownership of our common stock in the table are based on 245,729,474 shares of Class A Stock issued and outstanding on April 15, 2024 and 1,000,000 shares of Class B Stock issued and outstanding on April 15, 2024. If the Conversion Proposal is approved, an additional 85,120,200 shares of Class A Stock will be issued upon the automatic conversion of outstanding shares of Series A Preferred Stock and approximately 2,893,731 additional shares of Class A Stock will become issuable upon exercise of the Consideration Warrants. These shares are not reflected in the table below. Unless otherwise indicated, each of the persons and entities have sole voting and investment power with respect to the share beneficially owned by them, and the address of each of the individuals and entities named below is c/o Nuvation Bio Inc., 1500 Broadway, Suite 1401, New York, New York, 10036:
	Class A Stock				Class B Stock
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Number of Shares Exercisable Within 60 Days(3)	Total Shares Beneficially Owned(4)	Percentage of Class(5)	Number of Shares Beneficially Owned(2)	Number of Shares Exercisable Within 60 Days(3)	Total Shares Beneficially Owned(4)	Percentage of Class(5)
5% and Greater Holders:
David Hung, M.D.	59,281,054(6)	2,085,642	61,366,696	25.0	1,000,000	—	1,000,000	100
Entities affiliated with FMR LLC(7)	26,130,659	—	26,130,659	10.6	—	—	—	—
Omega Fund V, L.P.(8)	15,072,340	—	15,072,340	6.1	—	—	—	—
Entities affiliated with Blackrock, Inc.(9)	12,882,429	—	12,882,429	5.2	—	—	—	—
Entities affiliated with EcoR1 Capital, LLC(10)	12,674,775	—	12,674,775	5.2	—	—	—	—
Directors and Named Executive Officers
David Hung, M.D.	59,281,054(6)	2,085,642	61,366,696	25.0	1,000,000	—	1,000,000	100
David Liu, M.D., Ph.D.	6,000	518,645	524,645	*	—	—	—	—
Gary Hattersley, Ph.D.	—	1,091,222	1,091,222	*	—	—	—	—
Robert B. Bazemore, Jr.	5,000	779,918	784,918	*	—	—	—	—
Kim Blickenstaff	—	787,738	787,738	*	—	—	—	—
Min Cui, Ph.D.	6,172,344	—	6,172,344	2.5
Kathryn E. Falberg	250,000	772,100	1,022,100	*	—	—	—	—

	Class A Stock				Class B Stock
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Number of Shares Exercisable Within 60 Days(3)	Total Shares Beneficially Owned(4)	Percentage of Class(5)	Number of Shares Beneficially Owned(2)	Number of Shares Exercisable Within 60 Days(3)	Total Shares Beneficially Owned(4)	Percentage of Class(5)
Robert Mashal, M.D.	—	102,941	102,941	*
W. Anthony Vernon	304,100	787,738	1,091,838	*	—	—	—	—
Junyuan Jerry Wang, Ph.D.	1,929,747	874,968	2,804,715	1.1
Daniel G. Welch	—	931,406	931,406	*	—	—	—	—
All company’s directors and executive officers as a group (15 individuals)	67,981,448	11,380,212	79,361,660	32.3	1,000,000	—	1,000,000	100
*	Represents less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Nuvation Bio Inc., 1500 Broadway, Suite 1401, New York, NY 10036.
(2)
Represents the number of shares of our common stock owned directly or indirectly by each entity and person and excludes shares underlying options held by our directors and officers, which are reported in the columns titled “Number of Shares Exercisable Within 60 Days”.

(3)	Represents shares of our common stock subject to stock options that are or will become exercisable within 60 days of April 15, 2024.
(4)	Equals the sum of the number of shares under the table columns titled “Number of Shares Beneficially Owned” and “Number of Shares Exercisable Within 60 Days”.
(5)
The calculation of percentages is based upon 245,729,474 shares of Class A Stock issued and outstanding on April 15, 2024 and 1,000,000 shares of Class B Stock issued and outstanding on April 15, 2024, plus for each of the individuals listed above, the number of shares subject to stock options reflected in the column under the heading “Total Shares Beneficially Owned”.

(6)	Interests shown include (i) 58,281,054 shares of Class A Stock and (ii) 1,000,000 shares of Class B Stock issuable upon conversion of Class A Stock.
(7)
As reported on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on February 9, 2024. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company LLC (FMR Co. LLC), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address for each person and entity named in this footnote is 245 Summer Street, Boston, MA 02110.

(8)
As reported on a Schedule 13D filed by Omega Fund V, L.P. (Omega Fund), Omega Fund V GP, L.P. (Omega GP), Omega Fund V GP Manager, Ltd. (Omega Ltd), Michelle Doig (Doig), Claudio Nessi (Nessi), Anne-Mari Paster (Paster), and Otello Stampacchia (Stampacchia) (together, the Reporting Persons) on February 13, 2023. Omega Ltd serves as the general partner of Omega GP, which serves as the general partner of Omega Fund; and each of Omega Ltd and Omega GP may be deemed to own beneficially the shares held by Omega Fund. Doig is a partner of Omega Fund and may be deemed to beneficially own the shares held by Omega Fund. Nessi, Paster, and Stampacchia are the directors of Omega Ltd and may be deemed to beneficially own the shares held by Omega Fund. The Reporting Persons may be deemed a “group” for purposes of Section 13 of the Exchange Act and expressly disclaim status as a “group” for purposes of this Schedule 13D. Each of Doig, Nessi, Paster, and Stampacchia expressly disclaims beneficial ownership of the securities reported herein, except to the extent of his or her pecuniary interest therein, if any. The principal business address for each person and entity named in this footnote is 888 Boylston Street, Suite 1111, Boston MA 02199.

(9)
As reported on a Schedule 13G filed by BlackRock, Inc. (BlackRock), Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., BlackRock Life Limited, (together, the Reporting Persons) on January 29, 2024. The principal business address for each person and entity named in this footnote is 50 Hudson Yards, New York, NY 10001.

(10)
As reported on a Form 4/A filed by Oleg Nodelman, EcoR1 Capital, LLC, EcoR1 Capital Fund, L.P., EcoR1 Capital Fund Qualified, L.P., EcoR1 Venture Opportunity Fund, LP and Biotech Opportunity GP, LLC (together, the Reporting Persons) on September 22, 2023. EcoR1 Capital Fund, L.P. (Capital Fund) and EcoR1 Capital Fund Qualified, L.P. (Qualified Fund) are private investment funds managed by EcoR1 Capital, LLC (EcoR1). EcoR1 is the investment adviser to Capital Fund, Qualified Fund and EcoR1 Venture Opportunity Fund, L.P. (Venture Fund). EcoR1 is the general partner of Capital Fund and Qualified Fund, and Biotech Opportunity GP, LLC (Biotech) is the general partner of Venture Fund. Mr. Nodelman is the manager and controlling owner of EcoR1 and Biotech. The funds hold these securities directly for the benefit of their investors. EcoR1 indirectly beneficially owns them as the investment adviser to the funds. Mr. Nodelman indirectly beneficially owns them as the control person of EcoR1. The Reporting Persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. EcoR1 Panacea Holdings, LLC is managed by its managing members, Capital Fund, Qualified Fund and Venture Fund. Each of the Reporting Persons may be deemed a beneficial owner of shares held by EcoR1 Panacea Holdings, LLC, but each Reporting Person disclaims beneficial ownership of any such shares except to the extent of its respective pecuniary interest therein. The principal business address for each person and entity named in this footnote is 357 Tehama Street, Floor 3, San Francisco, CA 94103.

ANTI-HEDGING AND ANTI-PLEDGING POLICY
The Board has adopted an insider trading policy for our directors, employees and consultants. Under this policy, all of our directors, employees and consultants are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the Company’s stock at any time.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our reporting persons were made and made timely.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2023:
Equity Compensation Plans	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Approved by Stockholders(1)	30,649,239	$3.86	53,183,065
Not Approved by Stockholders	—	—	—
	30,649,239	$3.86	53,183,065
(1)
The number of shares remaining available for future issuance includes 43,992,595 shares available under our 2021 Equity Incentive Plan, or 2021 Plan, and 9,190,470 shares available under our 2021 Employee Stock Purchase Plan, or 2021 ESPP.

The number of shares of Class A Stock reserved for issuance under the 2021 Plan automatically increases on January 1 of each year, beginning on January 1, 2022, and continuing through and including January 1, 2031 by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. The number of shares of Class A Stock reserved for issuance under the 2021 ESPP automatically increases on January 1 of each year, beginning on January 1, 2022, and continuing through and including January 1, 2031 by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to our Named Executive Officers, or NEOs, to the Company’s performance. We are also permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation—2023 Executive Officer Compensation.”
	PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (TSR)(5) ($)	Net Income (loss)(6) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$4,324,280	$2,785,367	$1,350,590	$790,997	$12.91	($75,802,000)
2022	$8,072,329	$1,913,399	$3,641,055	($1,066,971)	$16.41	($104,199,000)
2021	$4,772,385	$3,284,238	$2,913,030	$1,771,564	$72.65	($86,848,000)
(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for David Hung, M.D. (our principal executive officer, or PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Hung, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Hung during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Hung’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2023	$4,324,280	($3,323,675)	$1,784,762	$2,785,367
2022	$8,072,329	($7,127,820)	$968,890	$1,913,399
2021	$4,772,385	($3,594,205)	$2,106,058	$3,284,238
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Options” column in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2023	$2,552,921	($567,896)	$0	($200,263)	$0	$1,784,762
2022	$2,640,000	($1,438,113)	$0	($232,997)	$0	$968,890
2021	$2,106,058	$0	$0	$0	$0	$2,106,058
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in 2023 are Gary Hattersley, Ph.D. and David Liu, M.D., Ph.D. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in 2022 and 2021 are Jennifer Fox and David Hanley, Ph.D.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2023	$1,350,590	($664,735)	$105,142	$790,997
2022	$3,641,055	($2,930,885)	($1,777,141)	($1,066,971)
2021	$2,913,030	($2,160,997)	$1,019,531	$1,771,564
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	$510,584	($323,389)	$0	($82,053)	$0	—	$105,142
2022	$1,353,750	($2,752,674)	$0	($378,217)	$0	—	($1,777,141)
2021	$1,171,589	($9,436)	$0	($142,622)	$0	—	$1,019,531
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year. Due to the fact that the Company is not a commercial-stage company, the Company did not have any revenue during the periods presented. Consequently, the Company did not use net income (loss) as a performance measure in its executive compensation program.

Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above in “Executive Compensation–2023 Executive Officer Compensation,” the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Compensation Actually Paid and Net Loss
Because the Company is an early-stage pre-commercial company, we had no revenue during the periods presented. Consequently, we do not use net income (loss) as a performance measure in our executive compensation program. Moreover, as an early-stage pre-commercial company with no revenue, we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented.
Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the two years presented in the table, on the other.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$(500,000)
$(1,000,000)
$(1,500,000)
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
Cumulative TSR
(value of initial $100 investment)
2021
2022
2023
PEO
Average for Non-PEO NEOS
TSR

All information provided above under the heading “Pay Versus Performance” will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Compensation arrangements for our directors and Named Executive Officers are described in this proxy statement under the section entitled “Executive Compensation.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our amended and restated certificate of incorporation and our Bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our Bylaws also provide that, upon satisfaction of certain conditions, we shall advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated certificate of incorporation and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the board. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and certain employees. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted for directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Employment Arrangements
We have extended offer letters to our executive officers in connection with their employment as described in greater detail in the section of this proxy statement titled “Executive Compensation.”
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar or related transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
In addition, under our code of conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our legal department, or, if the employee is an executive officer, to our Board.
In considering related-person transactions, our audit committee (or other independent body of our Board) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND AVAILABLE INFORMATION
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Nuvation Bio stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, telephone number (212) 509-4000. You may also direct a written or oral request for the separate proxy materials to: Nuvation Bio Inc., Attn: Investor Relations, 1500 Broadway, Suite 1401, New York, New York, 10036, telephone number (650) 641-2105. Upon receipt of a written or oral request as set forth above, we will promptly deliver to you separate proxy materials. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker or Continental.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Stephen Dang
Secretary
[  ], 2024
A copy of Nuvation Bio’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023, is available without charge upon written request to: Nuvation Bio Inc., Attn: Investor Relations, 1500 Broadway, Suite 1401, New York, New York, 10036.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52318-P13993

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUVATION BIO INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Director	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) Min Cui, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Proxy Statement are available at www.proxyvote.com.

V52319-P13993

NUVATION BIO INC.
Annual Meeting of Stockholders
July 10, 2024 11:00 AM EDT
Class A Common Stock Proxy
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Hung, M.D. and Moses Makunje, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of NUVATION BIO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on July 10, 2024, at www.virtualshareholdermeeting.com/NUVB2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Nuvation Bio

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52320-P13993

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUVATION BIO INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Director	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominee:

01) W. Anthony Vernon

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Proxy Statement are available at www.proxyvote.com.

V52321-P13993

NUVATION BIO INC.
Annual Meeting of Stockholders
July 10, 2024 11:00 AM EDT
Class B Common Stock Proxy
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Hung, M.D. and Moses Makunje, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B Common Stock of NUVATION BIO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on July 10, 2024, at www.virtualshareholdermeeting.com/NUVB2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side